N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	July 17, 2023

ELS REPORTS SECOND QUARTER RESULTS
Continued Strong Performance;
Guidance Increase

CHICAGO, IL – July 17, 2023 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2023. All per share results are reported on a fully diluted basis unless otherwise noted.

($ in millions, except per share data)
FINANCIAL RESULTS	Q2 2023	Q2 2022	$ Change
Total Revenues	$370.0	$365.3	$4.7
Net Income available for Common Stockholders	$62.9	$61.5	$1.4
Net Income per Common Share - Fully Diluted	$0.34	$0.33	$0.01

NON-GAAP FINANCIAL MEASURES	Q2 2023	Q2 2022	$ Change
Funds from Operations (“FFO”) per Common Share and OP Unit - Fully Diluted	$0.63	$0.62	$0.01
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit - Fully Diluted	$0.66	$0.64	$0.02
Property operating revenues, excluding deferrals	$333.3	$315.8	$17.5
Income from property operations, excluding deferrals and property management	$184.5	$174.8	$9.7

Core Portfolio Performance	Q2 2023	Q2 2022	% Change
Core property operating revenues, excluding deferrals	$320.6	$305.3	5.0%
Core Income from property operations, excluding deferrals and property management	$175.6	$169.9	3.5%
Operations Update
Normalized FFO for the quarter ended June 30, 2023 was $0.66 per share, representing a 3.4% increase compared to the same period in 2022, outperforming the midpoint of our guidance expectation by $3.2 million.

MH
Core MH base rental income for the quarter ended June 30, 2023 increased 6.7% compared to the same period in 2022, which reflects 7.0% growth from rate increases. We sold 226 new homes during the quarter ended June 30, 2023, with an average sales price of $102,000.

RV and Marina
Core RV and marina base rental income for the quarter ended June 30, 2023 increased 2.3% compared to the same period in 2022. Core RV and marina annual base rental income for the quarter ended June 30, 2023 increased 7.8% compared to the same period in 2022, which reflects 7.3% growth from rate increases and 0.5% from occupancy gains. Demand from customers to visit our RV and Thousand Trails properties remains strong as total site utilization throughout the portfolio is in line compared to the quarter ended June 30, 2022 and increased 8% compared to the quarter ended June 30, 2019. Core RV and marina transient base rental income for the quarter

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ended June 30, 2023 decreased 13.9% compared to the same period in 2022. We continue to see demand for annual sites and have increased our Core RV and marina annual site count by approximately 240 since June 30, 2022, which has reduced the number of transient sites available for use. We experienced significant weather events during the quarter ended June 30, 2023 in California, the Pacific Northwest and along the East coast that impacted our results. During the quarter ended June 30, 2023, we made a change to our Core portfolio. Refer to page 19 for properties designated as Non-Core.

Property Operating Expenses
Core property operating expenses for the quarter ended June 30, 2023 increased 7.0% compared to the same period in 2022. Property operating and maintenance expenses for the quarter ended June 30, 2023 were favorable to our guidance expectations and the variance, primarily related to utility and payroll expenses, demonstrated a strong correlation to RV locations with lower than expected Transient rent in the same period. See page 8 for details of the Core property operating expenses.

Guidance (1)(2)

($ in millions, except per share data)			2023
			Third Quarter	Full Year
Net Income per Common Share - Fully Diluted			$0.38 to $0.44	$1.59 to $1.69
FFO per Common Share and OP Unit - Fully Diluted			$0.68 to $0.74	$2.76 to $2.86
Normalized FFO per Common Share and OP Unit - Fully Diluted			$0.68 to $0.74	$2.80 to $2.90

	2022 Actual		2023 Growth Rates
Core Portfolio:	Third Quarter	Full Year	Third Quarter	Full Year
MH base rental income	$157.0	$626.0	6.5% to 7.1%	6.3% to 7.3%
RV and marina base rental income (3)	$104.3	$392.3	2.7% to 3.3%	4.1% to 5.1%
Property operating revenues	$320.7	$1,238.1	4.9% to 5.5%	5.5% to 6.5%
Property operating expenses	$142.3	$524.1	4.7% to 5.3%	6.3% to 7.3%
Income from property operations, excluding deferrals and property management	$178.4	$714.0	5.2% to 5.8%	4.9% to 5.9%

Non-Core Portfolio:			2023 Full Year
Income from property operations, excluding deferrals and property management			$22.8 to $26.8

Other Guidance Assumptions:			2023 Full Year
Property management and general administrative (4)			$120.6 to $126.6
Debt Assumptions: (5)
Weighted average debt outstanding			$3,375 to $3,575
Interest and related amortization			$129.0 to $135.0

(1)    Third quarter and full year 2023 guidance ranges represent a range of possible outcomes and the midpoint reflects management's estimate of the most likely outcome. Actual growth rates and per share amounts could vary materially from growth rates and per share amounts presented above if any of our assumptions, including occupancy and rate changes, our ability to manage expenses in an inflationary environment, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, is incorrect. See Forward-Looking Statements in this release for additional factors impacting our 2023 guidance assumptions. See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information.
(2)    Guidance assumptions do not include future capital events (financing transactions, acquisitions or dispositions) subsequent to those discussed in this press release or the use of free cash flow.

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(3)    Core RV and marina annual revenue represents approximately 65.8% and 67.9% of third quarter 2023 and full year 2023 RV and marina base rental income, respectively. Core RV and marina annual revenue third quarter 2023 growth rate range is 8.2% to 8.8% and the full year 2023 growth rate range is 7.8% to 8.8%.
(4)    Includes accelerated vesting of stock-based compensation expense of $6.3 million recognized during the quarter ended June 30, 2023 as a result of the passing of a member of our Board of Directors.
(5)    Includes financing transactions discussed in this press release.

Balance Sheet Activity
In June 2023, we closed on a secured refinancing transaction generating gross proceeds of $89 million (the “June 2023 financing”). The loan represents an incremental borrowing from an existing secured facility, has a fixed interest rate of 5.04% per annum and matures in 10 years.
We also locked rate on a $375 million secured financing at a weighted average interest rate of 5.05% secured by a pool of MH and RV assets. The secured financing has a weighted average term to maturity of 7.5 years. We expect to close in the third quarter of 2023.
In July 2023 we repaid all debt scheduled to mature in 2023 and 2024 with proceeds from the June 2023 financing and our unsecured line of credit. Upon consummation of the $375 million secured financing, which is subject to customary closing conditions, the proceeds will be used to pay off the remaining balance on our unsecured line of credit.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of July 17, 2023, we own or have an interest in 450 properties in 35 states and British Columbia consisting of 171,706 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 18, 2023, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) our ability to integrate and operate recent acquisitions in accordance with our estimates; (x) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xi) completion of pending transactions in their entirety and on assumed schedule; (xii) our ability to attract and retain property employees, particularly seasonal employees; (xiii) ongoing legal matters and related fees; and (xiv) costs to restore property operations and potential revenue losses following storms or other unplanned events. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and

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Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

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Supplemental Financial Information

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Quarters Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Operating Information
Total revenues	$370.0	$370.0	$340.6	$381.0	$365.3
Consolidated net income	$66.0	$86.5	$76.7	$70.5	$64.6
Net income available for Common Stockholders	$62.9	$82.4	$73.0	$67.2	$61.5
Adjusted EBITDAre (1)	$162.5	$176.7	$159.2	$166.4	$153.3
FFO available for Common Stock and OP Unit holders (1)(2)	$123.4	$144.1	$126.6	$134.4	$121.6
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$129.7	$144.3	$128.1	$136.8	$125.3
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$103.1	$126.2	$106.9	$115.4	$103.6

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	195,514	195,446	195,386	195,380	195,373
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,430	195,369	195,281	195,269	195,227
Net income per Common Share - Fully Diluted (3)	$0.34	$0.44	$0.39	$0.36	$0.33
FFO per Common Share and OP Unit - Fully Diluted	$0.63	$0.74	$0.65	$0.69	$0.62
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.66	$0.74	$0.66	$0.70	$0.64
Dividends per Common Share	$0.4475	$0.4475	$0.4100	$0.4100	$0.4100

Balance Sheet
Total assets	$5,586	$5,519	$5,493	$5,405	$5,400
Total liabilities	$4,083	$4,006	$3,975	$3,886	$3,878

Market Capitalization
Total debt (4)	$3,479	$3,414	$3,416	$3,329	$3,298
Total market capitalization (5)	$16,557	$16,534	$16,038	$15,607	$17,066

Ratios
Total debt / total market capitalization	21.0%	20.6%	21.3%	21.3%	19.3%
Total debt / Adjusted EBITDAre (6)	5.2	5.2	5.3	5.2	5.3
Interest coverage (7)	5.4	5.5	5.6	5.7	5.7
Fixed charges(8)	5.2	5.4	5.6	5.6	5.6

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $28.0 million as of June 30, 2023.
5.See page 14 for the calculation of market capitalization as of June 30, 2023.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

2Q 2023 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Investment in real estate:
Land	$2,088,511	$2,084,532
Land improvements	4,237,327	4,115,439
Buildings and other depreciable property	1,223,492	1,169,590
	7,549,330	7,369,561
Accumulated depreciation	(2,355,031)	(2,258,540)
Net investment in real estate	5,194,299	5,111,021
Cash and restricted cash	28,107	22,347
Notes receivable, net	47,375	45,356
Investment in unconsolidated joint ventures	82,423	81,404
Deferred commission expense	51,978	50,441
Other assets, net	181,805	181,950
Total Assets	$5,585,987	$5,492,519

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,748,807	$2,693,167
Term loan, net	497,195	496,817
Unsecured line of credit	205,000	198,000
Accounts payable and other liabilities	172,851	175,148
Deferred membership revenue	210,242	197,743
Accrued interest payable	12,305	11,739
Rents and other customer payments received in advance and security deposits	148,989	122,318
Distributions payable	87,486	80,102
Total Liabilities	4,082,875	3,975,034
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of June 30, 2023 and December 31, 2022; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 186,273,876 and 186,120,298 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	1,916	1,916
Paid-in capital	1,638,354	1,628,618
Distributions in excess of accumulated earnings	(225,640)	(204,248)
Accumulated other comprehensive income	17,327	19,119
Total Stockholders’ Equity	1,431,957	1,445,405
Non-controlling interests – Common OP Units	71,155	72,080
Total Equity	1,503,112	1,517,485
Total Liabilities and Equity	$5,585,987	$5,492,519

2Q 2023 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Rental income	$288,655	$275,330	$585,106	$560,395
Annual membership subscriptions	16,189	15,592	32,159	30,749
Membership upgrade sales (1)	3,614	3,168	7,119	6,235
Other income	17,911	14,195	35,625	27,736
Gross revenues from home sales, brokered resales and ancillary services	38,913	52,681	71,046	92,390
Interest income	2,259	1,722	4,347	3,481
Income from other investments, net	2,473	2,617	4,564	4,521
Total revenues	370,014	365,305	739,966	725,507

Expenses:
Property operating and maintenance	122,214	114,307	234,697	218,299
Real estate taxes	18,832	19,182	37,148	38,639
Membership sales and marketing (2)	5,521	5,452	10,359	9,783
Property management	19,359	19,099	38,823	36,970
Depreciation and amortization	51,464	50,796	101,966	100,190
Cost of home sales, brokered resales and ancillary services	29,268	40,971	52,409	71,670
Home selling expenses and ancillary operating expenses	7,170	7,584	14,094	14,066
General and administrative (3)(4)	16,607	11,679	28,268	23,750
Casualty-related charges/(recoveries), net (5)	—	—	—	—
Other expenses (4)	1,381	4,205	2,849	5,251
Early debt retirement	—	640	—	1,156
Interest and related amortization	33,122	28,053	65,710	55,517
Total expenses	304,938	301,968	586,323	575,291
Loss on sale of real estate and impairment, net	—	—	(2,632)	—
Income before equity in income of unconsolidated joint ventures	65,076	63,337	151,011	150,216
Equity in income of unconsolidated joint ventures	973	1,253	1,497	1,424
Consolidated net income	66,049	64,590	152,508	151,640

Income allocated to non-controlling interests – Common OP Units	(3,121)	(3,073)	(7,209)	(7,217)
Redeemable perpetual preferred stock dividends	(8)	(8)	(8)	(8)
Net income available for Common Stockholders	$62,920	$61,509	$145,291	$144,415

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1.Membership upgrade sales revenue is net of deferrals of $5.7 million and $6.4 million for the quarters ended June 30, 2023 and June 30, 2022, respectively, and $10.1 million and $10.5 million for the six months ended June 30, 2023 and June 30, 2022, respectively.
2.Membership sales and marketing expense is net of sales commission deferrals of $0.9 million and $1.0 million for the quarters ended June 30, 2023 and June 30, 2022, respectively, and $1.6 million and $1.5 million for the six months ended June 30, 2023 and June 30, 2022, respectively.
3.Includes accelerated vesting of stock-based compensation expense of $6.3 million recognized during the quarter and six months ended June 30, 2023 as a result of the passing of a member of our Board of Directors.
4.Prior period amounts have been reclassified to conform to the current period presentation.
5.Casualty-related charges/(recoveries), net for the quarter ended June 30, 2023 includes debris removal and cleanup costs related to Hurricane Ian of $1.8 million and insurance recovery revenue of $1.8 million. Casualty-related charges/(recoveries), net for the six months ended June 30, 2023 includes debris removal and cleanup costs related to Hurricane Ian of $10.3 million and insurance recovery revenue of $10.3 million.

2Q 2023 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 6 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 16-19.

2Q 2023 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2023
Income from property operations, excluding deferrals and property management - 2023 Core (1)	$175.6
Income from property operations, excluding deferrals and property management - Non-Core (1)	9.0
Property management and general and administrative	(36.0)
Other income and expenses	14.2
Interest and related amortization	(33.1)
Normalized FFO available for Common Stock and OP Unit holders (2)	$129.7
Accelerated vesting of stock-based compensation expense(3)	(6.3)
FFO available for Common Stock and OP Unit holders (2)	$123.4

FFO per Common Share and OP Unit - Fully Diluted	$0.63
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.66

Normalized FFO available for Common Stock and OP Unit holders (2)	$129.7
Non-revenue producing improvements to real estate	(26.6)
FAD for Common Stock and OP Unit holders (2)	$103.1

Weighted average Common Shares and OP Units - Fully Diluted	195.4

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1.See pages 8-9 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 10 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Represents accelerated vesting of stock-based compensation expense of $6.3 million recognized during the quarter ended June 30, 2023 as a result of the passing of a member of our Board of Directors.

2Q 2023 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income available for Common Stockholders	$62,920	$61,509	$145,291	$144,415
Income allocated to non-controlling interests – Common OP Units	3,121	3,073	7,209	7,217
Membership upgrade sales upfront payments, deferred, net (1)	5,664	6,367	10,134	10,451
Membership sales commissions, deferred, net (1)	(871)	(957)	(1,550)	(1,540)
Depreciation and amortization	51,464	50,796	101,966	100,190
Depreciation on unconsolidated joint ventures	1,081	835	2,216	1,776
Gain on unconsolidated joint ventures	—	—	(416)	—
Loss on sale of real estate and impairment, net	—	—	2,632	—
FFO available for Common Stock and OP Unit holders	123,379	121,623	267,482	262,509
Accelerated vesting of stock-based compensation expense (2)	6,320	—	6,320	—
Early debt retirement	—	640	—	1,156
Transaction/pursuit costs	—	3,082	117	3,082
Lease termination expenses	—	—	90	—
Normalized FFO available for Common Stock and OP Unit holders	129,699	125,345	274,009	266,747
Non-revenue producing improvements to real estate	(26,573)	(21,738)	(44,685)	(38,106)
FAD for Common Stock and OP Unit holders	$103,126	$103,607	$229,324	$228,641

Net income per Common Share - Basic	$0.34	$0.33	$0.78	$0.78
Net income per Common Share - Fully Diluted (3)	$0.34	$0.33	$0.78	$0.78

FFO per Common Share and OP Unit - Basic	$0.63	$0.62	$1.37	$1.35
FFO per Common Share and OP Unit - Fully Diluted	$0.63	$0.62	$1.37	$1.34

Normalized FFO per Common Share and OP Unit - Basic	$0.66	$0.64	$1.40	$1.37
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.66	$0.64	$1.40	$1.37

Weighted average Common Shares outstanding - Basic	186,023	185,767	185,962	185,729
Weighted average Common Shares and OP Units outstanding - Basic	195,263	195,064	195,213	195,028
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,430	195,227	195,388	195,253

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1.See page 13 for details of Membership upgrade sales and related commissions.
2.Represents accelerated vesting of stock-based compensation expense of $6.3 million recognized during the quarter and six months ended June 30, 2023 as a result of the passing of a member of our Board of Directors.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

2Q 2023 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
MH base rental income (2)	$166.4	$158.7	$331.0	$316.0
Rental home income (2)	3.7	3.8	7.6	7.8
RV and marina base rental income (2)	101.9	98.3	213.5	207.1
Annual membership subscriptions	16.2	15.6	32.1	30.7
Membership upgrade sales current period, gross (3)	9.3	9.5	17.2	16.7
Utility and other income (2)(4)	35.8	29.9	71.2	59.9
Property operating revenues	333.3	315.8	672.6	638.2

Property operating, maintenance and real estate taxes (2)	142.4	134.6	274.3	259.6
Membership sales and marketing, gross (3)	6.4	6.4	11.9	11.3
Property operating expenses	148.8	141.0	286.2	270.9
Income from property operations, excluding deferrals and property management (1)	$184.5	$174.8	$386.4	$367.3

Manufactured home site figures and occupancy averages:
Total sites	72,729	73,442	72,723	73,505
Occupied sites	68,792	69,693	68,820	69,723
Occupancy %	94.6%	94.9%	94.6%	94.9%
Monthly base rent per site	$806	$759	$802	$756

RV and marina base rental income:
Annual	$72.7	$66.6	$142.1	$131.0
Seasonal	9.5	9.5	37.4	36.1
Transient	19.7	22.2	34.0	40.0
Total RV and marina base rental income	$101.9	$98.3	$213.5	$207.1

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1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 3. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
3.See page 13 for details of Membership upgrade sales and related commissions.
4.Includes approximately $4.0 million and $8.0 million of business interruption income from Hurricane Ian during the quarter ended June 30, 2023 and six months ended June 30, 2023, respectively.

2Q 2023 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2023	2022	Change (2)	2023	2022	Change (2)
MH base rental income	$166.3	$155.8	6.7%	$330.7	$310.2	6.6%
Rental home income	3.7	3.8	(2.9)%	7.5	7.8	(2.6)%
RV and marina base rental income	96.5	94.2	2.3%	204.8	196.8	4.1%
Annual membership subscriptions	15.9	15.2	4.7%	31.5	30.1	4.8%
Membership upgrade sales current period, gross	9.0	9.3	(2.8)%	16.9	16.2	4.2%
Utility and other income	29.2	27.0	8.6%	58.7	53.9	9.0%
Property operating revenues	320.6	305.3	5.0%	650.1	615.0	5.7%

Utility expense	36.3	34.2	6.2%	74.5	68.4	8.9%
Payroll	30.7	29.7	3.3%	58.5	55.1	6.2%
Repair & maintenance	26.2	24.0	8.9%	47.9	43.1	11.0%
Insurance and other (3)	27.3	23.6	15.5%	50.0	46.5	7.4%
Real estate taxes	18.2	17.5	4.2%	35.9	35.4	1.2%
Membership sales and marketing, gross	6.3	6.3	(0.9)%	11.8	11.2	5.3%
Property operating expenses	145.0	135.3	7.0%	278.6	259.7	7.2%
Income from property operations, excluding deferrals and property management (1)	$175.6	$169.9	3.5%	$371.5	$355.2	4.6%

Occupied sites (4)	68,778	68,992

_____________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period.

2Q 2023 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2023	2022	Change (1)	2023	2022	Change (1)
Core manufactured home site figures and occupancy averages:
Total sites	72,468	72,458		72,462	72,521
Occupied sites	68,734	68,915		68,762	68,948
Occupancy %	94.8%	95.1%		94.9%	95.1%
Monthly base rent per site	$806	$753		$801	$750

Core RV and marina base rental income:
Annual (2)	$69.1	$64.0	7.8%	$136.1	$125.8	8.1%
Seasonal	9.1	9.0	1.6%	36.5	33.3	9.2%
Transient	18.3	21.3	(13.9)%	32.3	37.6	(14.2)%
Total Seasonal and Transient	$27.4	$30.3	(9.3)%	$68.8	$70.9	(3.2)%
Total RV and marina base rental income	$96.5	$94.3	2.3%	$204.9	$196.7	4.1%

Core utility information:
Income	$16.4	$15.0	9.6%	$34.0	$30.6	11.1%
Expense	36.3	34.1	6.2%	74.6	68.4	9.1%
Expense, net	$19.9	$19.1	4.2%	$40.6	$37.8	7.4%

Utility recovery rate (3)	45.2%	44.0%		45.6%	44.7%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

2Q 2023 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2023	June 30, 2023
MH base rental income	$0.2	$0.3
RV and marina base rental income	5.4	8.7
Annual membership subscriptions	0.3	0.7
Utility and other income	6.6	12.5
Membership upgrade sales current period, gross	0.3	0.3
Property operating revenues	12.8	22.5

Property operating expenses (2)	3.8	7.6
Income from property operations, excluding deferrals and property management (1)	$9.0	$14.9

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the periods presented.

2Q 2023 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Home Sales and Rental Home Operations

(In thousands, except home sale volumes and occupied rentals, unaudited)

Home Sales - Select Data	Quarters Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total new home sales volume (1)	226	365	402	626
New home sales gross revenues (1)	$23,038	$33,848	$41,352	$59,378

Total used home sales volume	66	97	168	169
Used home sales gross revenues	$1,034	$1,367	$2,209	$2,364

Brokered home resales volume	201	263	335	451
Brokered home resales gross revenues	$876	$1,049	$1,551	$1,660

Rental Homes - Select Data	Quarters Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Rental operations revenues (2)	$9,827	$10,868	$20,085	$22,216
Rental home operations expense (3)	1,158	1,220	2,117	2,611
Depreciation on rental homes (4)	2,802	2,500	5,549	5,017

Occupied rentals: (5)
New	2,236	2,742
Used	292	375
Total occupied rental sites	2,528	3,117

	As of June 30, 2023		As of June 30, 2022
Cost basis in rental homes: (6)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$257,978	$215,087	$221,251	$191,048
Used	13,491	7,806	14,571	7,673
Total rental homes	$271,469	$222,893	$235,822	$198,721

______________________
1.For 2022, total new home sales volume includes 29 home sales from our ECHO Financing LLC ("ECHO joint venture"). New home sales gross revenues does not include the revenues associated with the ECHO joint venture.
2.For the quarters ended June 30, 2023 and 2022, approximately $6.1 million and $7.1 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 8-9. The remainder of the rental operations revenue for the quarters ended June 30, 2023 and 2022 is included in Rental home income in the Core Income from Property Operations on pages 8-9.
3.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 7. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 8-9.
4.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 3.
5.Occupied rentals as of the end of the period in our Core portfolio. Included in occupied rentals as of June 30, 2022 were 185 homes rented through our ECHO joint venture. On December 22, 2022, we completed the purchase of all homes held by the ECHO joint venture.
6.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture for 2022.

2Q 2023 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Total Sites

(Unaudited)

Summary of Total Sites as of June 30, 2023
Sites (1)
MH sites	72,700
RV sites:
Annual	35,300
Seasonal	12,500
Transient	14,900
Marina slips	6,900
Membership (2)	25,800
Joint Ventures (3)	3,600
Total	171,700

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 126,900 members. Includes approximately 6,200 sites rented on an annual basis.
3.Joint ventures have approximately 2,000 annual sites and 1,600 transient

2Q 2023 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	Years Ended December 31,
	2019	2020	2021	2022	Six Months Ended June 30, 2023
Member Count (1)	115,680	116,169	125,149	128,439	126,945
Thousand Trails Camping Pass (TTC) Origination	41,484	44,129	50,523	51,415	24,576
TTC Sales	19,267	20,587	23,923	23,237	11,294
RV Dealer TTC Activations	22,217	23,542	26,600	28,178	13,282
Number of annuals (2)	5,938	5,986	6,320	6,390	6,175
Number of upgrade sales (3)	2,919	3,373	4,863	4,068	1,877

(In thousands, unaudited)
Annual membership subscriptions	$51,015	$53,085	$58,251	$63,215	$32,159
RV base rental income from annuals	$19,634	$20,761	$23,127	$25,945	$13,578
RV base rental income from seasonals/transients	$20,181	$18,126	$25,562	$24,316	$8,507
Membership upgrade sales current period, gross	$19,111	$21,739	$36,270	$34,661	$17,253
Utility and other income	$2,422	$2,426	$2,735	$2,626	$1,129

Membership Upgrade Sales Activity	Quarters Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Membership upgrade sales current period, gross	$9,278	$9,535	$17,253	$16,686
Membership upgrade sales upfront payments, deferred, net	(5,664)	(6,367)	(10,134)	(10,451)
Membership upgrade sales	$3,614	$3,168	$7,119	$6,235

Membership sales and marketing, gross	$(6,392)	$(6,409)	$(11,909)	$(11,323)
Membership sales commissions, deferred, net	871	957	1,550	1,540
Membership sales and marketing	$(5,521)	$(5,452)	$(10,359)	$(9,783)

______________________
1.Members who have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Members who rent a specific site for an entire year in connection with their membership subscriptions.
3.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

2Q 2023 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2023

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,774	79.7%
Unsecured Debt			705	20.3%
Total Debt (1)			$3,479	100.0%	21.0%

Common Shares	186,273,876	95.3%
OP Units	9,240,069	4.7%
Total Common Shares and OP Units	195,513,945	100.0%
Common Stock price at June 30, 2023	$66.89
Fair Value of Common Shares and OP Units			$13,078	100.0%
Total Equity			$13,078	100.0%	79.0%

Total Market Capitalization			$16,557		100.0%

______________________
1.    Excludes deferred financing costs of approximately $28.0 million.

2Q 2023 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2023
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2023	$90,597	4.88%	2.60%	0.02
2024	9,887	5.49%	0.28%	0.95
2025	91,841	3.45%	2.64%	1.79
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	204,491	4.19%	5.88%	5.22
2029	38,905	4.10%	1.12%	6.01
2030	275,385	2.69%	7.92%	6.77
2031	255,210	2.46%	7.34%	7.91
2032	202,000	2.47%	5.81%	9.22
Thereafter	1,605,601	3.99%	46.15%	13.93
Total	$2,773,917	3.64%	79.74%	10.7

Unsecured Term Loans
2023	$—	—%	—%	—
2024	—	—%	—%	—
2025	—	—%	—%	—
2026	300,000	1.81%	8.62%	2.84
2027	200,000	4.88%	5.75%	3.61
Thereafter	—	—%	—%	—
Total	$500,000	3.04%	14.37%	3.2

Total Secured and Unsecured	$3,273,917	3.55%	94.11%	9.5

Line of Credit Borrowing (1)	205,000	6.29%	5.89%	—

Note Premiums and Unamortized loan costs	(27,915)

Total Debt, Net	$3,451,002	3.92% (2)	100%

_____________________
1.Our floating interest rate exposure is limited to line of credit borrowing.
2.Reflects effective interest rate for the quarter ended June 30, 2023, including interest associated with the line of credit and amortization of note premiums and deferred financing costs.

2Q 2023 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management expenses and the impact of GAAP deferrals of membership upgrade sales upfront payments and membership sales commissions, net. Property management represents the expenses associated with indirect costs such as off-site payroll and certain administrative and professional expenses. We believe exclusion of property management expenses is helpful to investors and analysts as a measure of the operating results of our properties, excluding items that are not directly related to the operation of the properties. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

2Q 2023 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2023	2022	2023	2022
Net income available for Common Stockholders	$62,920	$61,509	$145,291	$144,415
Redeemable perpetual preferred stock dividends	8	8	8	8
Income allocated to non-controlling interests – Common OP Units	3,121	3,073	7,209	7,217
Equity in income of unconsolidated joint ventures	(973)	(1,253)	(1,497)	(1,424)
Income before equity in income of unconsolidated joint ventures	65,076	63,337	151,011	150,216
Loss on sale of real estate and impairment, net	—	—	2,632	—
Membership upgrade sales upfront payments, deferred, net	5,664	6,367	10,134	10,451
Gross revenues from home sales, brokered resales and ancillary services	(38,913)	(52,681)	(71,046)	(92,390)
Interest income	(2,259)	(1,722)	(4,347)	(3,481)
Income from other investments, net	(2,473)	(2,617)	(4,564)	(4,521)
Membership sales commissions, deferred, net	(871)	(957)	(1,550)	(1,540)
Property management	19,359	19,099	38,823	36,970
Depreciation and amortization	51,464	50,796	101,966	100,190
Cost of home sales, brokered resales and ancillary services	29,268	40,971	52,409	71,670
Home selling expenses and ancillary operating expenses	7,170	7,584	14,094	14,066
General and administrative (1)(2)	16,607	11,679	28,268	23,750
Casualty-related charges/(recoveries), net (3)	—	—	—	—
Other expenses (1)	1,381	4,205	2,849	5,251
Early debt retirement	—	640	—	1,156
Interest and related amortization	33,122	28,053	65,710	55,517
Income from property operations, excluding deferrals and property management	184,595	174,754	386,389	367,305
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(4,793)	(5,410)	(8,584)	(8,911)
Property management	(19,359)	(19,099)	(38,823)	(36,970)
Income from property operations	$160,443	$150,245	$338,982	$321,424

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
_____________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Represents accelerated vesting of stock-based compensation expense of $6.3 million recognized during the quarter and six months ended June 30, 2023 as a result of the passing of a member of our Board of Directors.
3.Casualty-related charges/(recoveries), net for the quarter ended June 30, 2023 includes debris removal and cleanup costs related to Hurricane Ian of $1.8 million and insurance recovery revenue of $1.8 million. Casualty-related charges/(recoveries), net for the six months ended June 30, 2023 includes debris removal and cleanup costs related to Hurricane Ian of $10.3 million and insurance recovery revenue of $10.3 million.

2Q 2023 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.
The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2023	2022	2023	2022
Consolidated net income	$66,049	$64,590	$152,508	$151,640
Interest income	(2,259)	(1,722)	(4,347)	(3,481)
Membership upgrade sales upfront payments, deferred, net (1)	5,664	6,367	10,134	10,451
Membership sales commissions, deferred, net (1)	(871)	(957)	(1,550)	(1,540)
Real estate depreciation and amortization	51,464	50,796	101,966	100,190
Other depreciation and amortization	1,339	1,119	2,690	1,946
Interest and related amortization	33,122	28,053	65,710	55,517
Loss on sale of real estate and impairment, net	—	—	2,632	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	1,684	1,361	2,991	2,817
EBITDAre	156,192	149,607	332,734	317,540
Stock-based compensation expense	6,320	—	6,320	—
Early debt retirement	—	640	—	1,156
Transaction/pursuit costs	—	3,082	117	3,082
Lease termination expenses	—	—	90	—
Adjusted EBITDAre	$162,512	$153,329	$339,261	$321,778

CORE. The Core properties include properties we owned and operated during all of 2022 and 2023. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2022 and 2023. This includes, but is not limited to, three RV communities and one membership RV community acquired during 2022 and one RV community acquired during 2023. The Non-Core properties also include Fish Tale Marina, Fort Myers Beach, Gulf Air, Palm Harbour Marina, Pine Island, and Ramblers Rest. During the quarter ended June 30, 2023, we designated Rancho Oso and Turtle Beach as Non-Core properties as operations at these properties have been suspended due to storms and flooding events in California.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

______________________
1.See page 13 for details of Membership upgrade sales and related commissions.

2Q 2023 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

FORWARD-LOOKING NON-GAAP MEASURES. The following table reconciles Net Income per Common Share - Fully Diluted guidance to FFO per Common Share and OP Unit - Fully Diluted guidance and Normalized FFO per Common Share and OP Unit - Fully diluted guidance:

(Unaudited)	Third Quarter 2023	Full Year 2023
Net income per Common Share - Fully Diluted	$0.38 to $0.44	$1.59 to $1.69
Membership upgrade sales deferred, net and membership sales commissions deferred, net	0.27	1.06
Depreciation and amortization	0.03	0.10
Loss on sale of real estate and impairment, net	—	0.01
FFO per Common Share and OP Unit - Fully Diluted	$0.68 to $0.74	$2.76 to $2.86
Normalized adjustment	—	0.04
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.68 to $0.74	$2.80 to $2.90
This press release includes certain forward-looking information, including Core and Non-Core Income from property operations, excluding deferrals and property management, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP, where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This includes, for example, (i) scheduled or implemented rate increases on community, resort and marina sites; (ii) scheduled or implemented rate increases in annual payments under membership subscriptions; (iii) occupancy changes; (iv) costs to restore property operations and potential revenue losses following storms or other unplanned events and (v) other nonrecurring/unplanned income or expense items, which may not be within our control, may vary between periods and cannot be reasonably predicted. These unavailable reconciling items could significantly impact our future financial results.

2Q 2023 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.